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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 19, 2000


                            R&B FALCON CORPORATION
            (Exact name of registrant as specified in its charter)


          DELAWARE                       1-13729               76-0544217
(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                    Identification No.)


            901 Threadneedle                                      77027
             Houston, Texas                                    (Zip Code)
(address of principal executive offices)


      Registrant's telephone number, including area code: (281) 496-5000


                                      N/A
         (Former name or former address, if changed since last report)


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Item 5.  Other Events

          R&B Falcon Corporation, a Delaware corporation (the "Company"), has entered into an Agreement and Plan of Merger dated as of August 19, 2000, by and among Transocean Sedco Forex Inc., a company organized under the laws of the Cayman Islands ("Transocean"), Transocean Holdings Inc., a Delaware corporation and a wholly owned subsidiary of Transocean ("Sub"), TSF Delaware Inc., a Delaware corporation and a wholly owned subsidiary of Sub ("Merger Sub"), and the Company (the "Merger Agreement"). The Board of Directors of the Company has unanimously approved the Merger Agreement.

          Under the terms of the Merger Agreement, each share of common stock of the Company (the "Common Stock") will be converted into the right to receive 0.5 Transocean ordinary shares. The Company's 13.875% Cumulative Redeemable Preferred Stock (the "Preferred Stock") will remain outstanding following the Merger, subject to possible exercise by the Company of its rights of redemption.

          The Merger is conditioned upon, among other things, (i) approval of the holders of the Common Stock, (ii) approval of the holders of Transocean ordinary shares, (iii) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iv) other customary regulatory requirements, (v) the completion of a public offering of common stock by the Company with net proceeds to the Company of at least $105.0 million and the delivery of a notice of partial redemption to the holders of the Preferred Stock, such redemption to be made with the proceeds of such offering, (vi) the rating of certain debt of the Company as investment grade by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group and (vii) other customary conditions. The Merger is expected to close in the first quarter of 2001.

          In connection with the Merger Agreement, the Company has amended the Rights Agreement dated as of December 23, 1997, between the Company and American Stock Transfer and Trust Company, as Rights Agent (the "Rights Agreement"). Amendment 1 dated as of August 19, 2000, to the Rights Agreement (the "Rights Agreement Amendment") exempts Transocean, Sub and Merger Sub and the execution and delivery of the Merger Agreement and consummation of the transactions contemplated thereby from certain provisions of the Rights Agreement.

          On August 21, 2000, the Company and Transocean issued a press release (the "Press Release") regarding the execution of the Merger Agreement.

          The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the Rights Agreement Amendment and the Press Release, which are filed as Exhibits (1), (2) and (3) hereto, respectively, and are incorporated herein by reference.


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                                                                             3

Item 7.  Exhibits.


Exhibit No.      Description

2.1. Agreement and Plan of Merger dated as of August 19, 2000, by and among Transocean Sedco Forex Inc., Transocean Holdings Inc., TSF Delaware Inc. and R&B Falcon Corporation.

4.1. Amendment No. 1 dated as of August 19, 2000, to the Rights Agreement between R&B Falcon Corporation and American Stock Transfer and Trust Company, as Rights Agent.

99.1.            Press Release dated August 21, 2000.


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                                                                             4

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 21, 2000                R&B FALCON CORPORATION
                                      (Registrant)


                                      By: /s/ TIM W. NAGLE
                                          -------------------------
                                          Name:  Tim W. Nagle
                                          Title: Executive President and
                                                 Chief Financial Officer


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                                                                             5

                                 EXHIBIT INDEX


          The following exhibits are filed herewith:


Exhibit No.      Description

2.1. Agreement and Plan of Merger dated as of August 19, 2000, by and among Transocean Sedco Forex Inc., Transocean Holdings Inc., TSF Delaware Inc. and R&B Falcon Corporation.

4.1. Amendment No. 1 dated as of August 19, 2000, to the Rights Agreement between R&B Falcon Corporation and American Stock Transfer and Trust Company, as Rights Agent.

99.1             Press Release dated August 21, 2000.